Exhibit 16.1

September 11, 2015

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Green Supplements Online, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated September 8, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP